Exhibit 99.1

Priceline.com Reports 1st Quarter 2005 Financial Results

$507 million in gross travel bookings

NORWALK, Conn., May 9, 2005 . . . Priceline.com Incorporated (Nasdaq: PCLN) today reported its financial results for the 1st quarter 2005.  Gross travel bookings for the quarter (the total dollar value, inclusive of taxes and fees, of all travel services purchased by consumers) grew 40.8% year-over-year to $507 million.  Revenues were $233.4 million, a 4.1% increase over a year ago.  First quarter 2005 results include the operating results of Active Hotels, acquired in September 2004, and Travelweb, acquired in May 2004.

Priceline.com’s GAAP gross profit for the 1st quarter 2005 was $57.7 million, up 33.0% over the previous year, while GAAP net income for the 1st quarter was $4.1 million, or $0.10 per diluted share, a decrease of 9.1% over the previous year.  GAAP net income was negatively impacted in the 1st quarter of 2005 by previously disclosed non-cash amortization expenses associated with the acquisitions of Travelweb and Active Hotels. Pro forma gross profit for the 1st quarter 2005 was $58.1 million, up 33.9% over a year ago.  Pro forma net income for the 1st quarter 2005 was $8.4 million, or $0.21 per diluted share, which exceeds First Call analyst estimates of $0.20 per share and represents an increase of more than 60% over the prior year.  The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of pro forma financial measures used in this press release and the attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

Airline ticket unit bookings, which include retail and opaque (Name Your Own Price®) tickets, grew 20.2% compared to the same period a year ago.  Hotel room night unit bookings, which include retail and opaque rooms, grew 52.5% over last year.  Rental car day unit bookings, which include retail and opaque rentals, grew 5.3% compared to last year.

“With $507 million in gross travel bookings in the 1st quarter, priceline.com’s bookings have more than doubled over the last two years,” said priceline.com President and Chief Executive Officer Jeffery H. Boyd.  “We believe our strong long-term performance has been due in large part to the introduction of new services and markets, and the online and offline marketing that we are putting behind our well-known brand.”

“With the 1st quarter 2005 launch of our new retail hotel service, we have completed the transition from a niche Name Your Own Price® travel service to a one-stop, full-service travel company.  Today, priceline.com’s search technology and leading travel inventory allows customers to choose between published-price and opaque airline tickets, hotel rooms, packages and rental cars.  This unique ability to shop, compare and save on priceline.com is being communicated through a new TV advertising campaign featuring William Shatner.  With the extensive published hotel inventory and content now available on priceline.com, in addition to our TV campaign, we are now also able to be more aggressive in online channels where customers are looking for information about hotels before buying.”

“Throughout the balance of the year, we intend to continue to pursue service improvements, such as optimization of the new hotel service, inventory and destination enhancements for packages and roll-out of cross-sell and destination services offerings.  Active Hotels intends to continue building its business in rapidly growing European markets and we intend to continue efforts to integrate inventory, for example with the recent relaunch of priceline.co.uk, which now offers both priceline.com and Active Hotels services.  We believe the combination of new service and market initiatives and our brand and marketing investments position us well to continue growing the business.”

Forward Guidance

For the 2nd quarter 2005, priceline.com is guiding investors to the following financial targets:

•                  Year-over-year increases in gross travel bookings and pro forma gross profit of approximately 25%.

•                  Year-over-year increase in revenue of approximately 5%.

•                  Pro forma net income of between $0.34 to $0.40 per diluted share, and GAAP net income of between $0.25 and $0.31 per diluted share.

“We believe solid growth and operating performance in 2005 will allow us to continue our investments in service and market expansion and advertising,” said Mr. Boyd.  “Our guidance assumes only a modest positive contribution from the new hotel service, as it is too soon to predict the longer-term results of the relaunch and new advertising.  That said, we are comfortable with the current First Call analysts consensus estimates of $1.20 per diluted share of pro forma net income for full-year 2005.”

A reconciliation of pro forma financial results to GAAP results is included in the attached financial and statistical supplement. Pro forma net income per diluted share guidance for the 2nd quarter and full-year 2005 excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles (primarily associated with the acquisitions of Travelweb and Active Hotels), stock-based compensation expense, option payroll tax expense, and, as applicable, the payment of non-cash preferred stock dividends, which, when aggregated, are expected to total approximately $4.0 million and $17.5 million, respectively. In addition, pro forma net income per diluted share guidance for the 2nd quarter 2005 and full-year 2005 excludes the anticipated impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which was effective as of December 15, 2004 and which revises the method for calculating diluted shares outstanding for purposes of computing GAAP net income per diluted share.

About Priceline.com

Priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com operates the retail travel Web sites Travelweb.com, Activereservations.com, Lowestfare.com, RentalCars.com and BreezeNet.com.  Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

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Press information:  Brian Ek 203-299-8167 (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,”

“target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

•                adverse changes in general market conditions for leisure and other travel services as the result of, among other things, terrorist attacks;

•                  adverse changes in the Company’s relationships with airlines and other product and service providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s retail or “opaque” services, or both):

•                  the loss or reduction of global distribution fees;

•                  the bankruptcy or insolvency of another major domestic airline;

•                  the effects of increased competition, including, without limitation, adverse effects from the continued consolidation of on-line travel intermediaries;

•                  systems-related failures and/or security breaches;

•                  difficulties integrating recent acquisitions, including, without limitation, the acquisitions of Active Hotels and Travelweb;

•                  final adjustments made in closing the quarter;

•                  legal and regulatory risks; and

•                  the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma gross profit excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles primarily associated with the acquisition of Active Hotels Ltd. and Travelweb LLC.  Pro forma net income excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles (primarily associated with the acquisition of Travelweb LLC), stock based compensation expense, option payroll tax expense and, when applicable, the payment of non-cash preferred stock dividends.  In addition, pro forma net income per share excludes the accounting impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which was effective as of December 15, 2004 and revises the method for calculating diluted shares outstanding for purposes of computing GAAP net income per share.

Pro forma gross profit, pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Priceline.com believes that pro forma gross profit, pro forma net income and pro forma net income per share that exclude the after-tax effects of non-cash amortization expense of acquisition-related intangibles are useful for investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods.  Stock based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded from pro forma net income and pro forma net income per share because they do not impact cash earnings and are reflected in earnings per share through increased share counts.  Option payroll tax expense often shows volatility unrelated to operating results since the expense is driven primarily by option exercise activity and the market price of priceline.com’s common stock. Finally, the accounting impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which requires that priceline.com use the “if-converted” method of accounting for convertible debt instruments when calculating earnings per share, has been excluded because the common stock that underly priceline.com’s 1% Convertible Senior Notes and priceline.com’s 2.25% Convertible Senior Notes are generally not issuable unless our common stock trades at prices of $44.00 per share and $45.54 per share, respectively.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles historical pro forma financial information with priceline.com’s financial results under GAAP.

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except per share data)

	March 31, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$100,071	$101,270
Restricted cash	23,855	23,572
Short-term investments	141,967	122,812
Accounts receivable, net of allowance for doubtful accounts of $1,211 and $1,390, respectively	25,915	18,314
Prepaid expenses and other current assets	6,419	6,578

Total current assets	298,227	272,546

Property and equipment, net	17,672	15,827
Intangible assets, net	94,195	98,908
Goodwill	132,540	138,859
Other assets	17,164	15,942

Total assets	$559,798	$542,082

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$58,900	$40,612
Accrued expenses	19,620	23,649
Deferred merchant bookings	7,950	5,641
Other current liabilities	4,047	4,475
Total current liabilities	90,517	74,377

Deferred taxes	22,624	25,668
Other long-term liabilities	1,573	692
Minority interest	4,459	4,314
Long-term debt	223,576	224,418
Total liabilities	342,749	329,469

Commitments and Contingencies (See Note 16)

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK, $0.01 par value, 80,000 authorized shares; $1,000 liquidation value per share; 80,000 shares issued 13,470 and 13,470 shares outstanding, respectively	13,470	13,470

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 41,737,559 and 41,356,576 shares issued, respectively	319	317
Treasury stock, 2,496,326 and 2,496,326, respectively	(350,628)	(350,628)
Additional paid-in capital	2,071,625	2,064,224
Deferred compensation	(6,146)	(1,264)
Accumulated deficit	(1,521,333)	(1,525,447)
Accumulated other comprehensive income	9,742	11,941
Total stockholders’ equity	203,579	199,143

Total liabilities and stockholders’ equity	$559,798	$542,082

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004

Merchant revenues	$217,528	$217,011
Agency revenues	14,925	6,448
Other revenues	939	672
Total revenues	233,392	224,131

Cost of merchant revenues	175,685	180,757
Cost of agency revenues	—	—
Cost of other revenues	—	—
Total costs of revenues	175,685	180,757

Gross profit	57,707	43,374

Operating expenses:
Advertising - Offline	11,072	10,664
Advertising - Online	9,932	4,741
Sales and marketing	8,208	6,706
Personnel, including stock based compensation of $714 and $106, respectively	11,222	8,341
General and administrative, including option payroll taxes of $18 and $40, respectively	4,237	3,509
Information technology	2,739	2,514
Depreciation and amortization	5,466	2,220
Restructuring reversal	(336)	—

Total operating expenses	$52,540	$38,695

Operating income	5,167	4,679

Other income:
Interest income	1,456	1,110
Interest expense	(1,293)	(566)
Other	(654)	6
Total other income (loss)	(491)	550

Earnings before income taxes and equity in income (loss) of investees	4,676	5,229
Income tax benefit	290	—
Equity in income (loss) of investees, net	26	(126)
Net income	4,992	5,103
Preferred stock dividend	(878)	(772)

Net income applicable to common stockholders	$4,114	$4,331

Net income applicable to common stockholders per basic common share	$0.11	$0.12

Weighted average number of basic common shares outstanding	38,863	37,588

Net income applicable to common stockholders per diluted common share	$0.10	$0.11

Weighted average number of diluted common shares outstanding	39,764	38,905

priceline.com Incorporated

RECONCILIATION OF GAAP GROSS PROFIT AND NET INCOME TO PRO FORMA GROSS PROFIT AND NET INCOME

(unaudited)

(In thousands, except per share data)

	Three Months Ended March 31, 2005
	GAAP	Adjustments		Pro-Forma

Merchant revenues	$217,528			$217,528
Agency revenues	14,925			14,925
Other revenues	939			939
Total revenues	233,392			233,392

Cost of merchant revenues	175,685	(361	)(a)	175,324
Cost of agency revenues	—			—
Cost of other revenues	—			—
Total costs of revenues	175,685	(361)		175,324

Gross profit	57,707	361		58,068

Operating expenses:
Advertising - Offline	11,072			11,072
Advertising - Online	9,932			9,932
Sales and marketing	8,208			8,208
Personnel, including stock based compensation of $714 and $106, respectively	11,222	(714	)(b)	10,508
General and administrative, including option payroll taxes of $18 and $40, respectively	4,237	(18	)(c)	4,219
Information technology	2,739			2,739
Depreciation and amortization	5,466	(3,158	)(d)	2,308
Restructuring charge/(reversal)	(336)	336	(e)	—

Total operating expenses	$52,540	$(3,554)		$48,986

Operating income	5,167	3,915		9,082

Other loss:
Interest income	1,456			1,456
Interest expense	(1,293)			(1,293)
Other	(654)	(26	)(f)	(680)
Total other loss	(491)	(26)		(517)

Earnings before income taxes and equity in income (loss) of investees	4,676	3,889		8,565
Income tax benefit/(expense)	290	(482	)(g)	(192)
Equity in income of investees, net	26			26
Net income	4,992	3,407		8,399
Preferred stock dividend	(878)	878	(h)	—

Net income applicable to common stockholders	$4,114	$4,285		$8,399

Net income applicable to common stockholders per basic common share	$0.11			$0.22

Weighted average number of basic common shares outstanding	38,863			38,863

Net income applicable to common stockholders per diluted common share	$0.10			$0.21

Weighted average number of diluted common shares outstanding	39,764	1,112	(i)	40,876 (j)

(a)          Cost of merchant revenue adjustment for Travelweb acquired intangibles.

(b)          Adjustment for stock-based compensation.

(c)          Adjustment for option payroll taxes.

(d)          Amortization adjustment for acquistion-related intangibles, primarily related to Active Hotels and Travelweb.

(e)          Adjustment for restructuring reversal.

(f)            Impact on minority interest of pro forma adjustments.

(g)         Adjustment for acquisition-related income tax benefit.

(h)         Adjustment for preferred stock dividend.

(i)            Includes common stock underlying warrants attached to priceline.com’s outstanding preferred stock and includes shares of restricted stock that were excluded under GAAP earnings per share calculations.

(j)            EITF 04-08 did not impact the calculation of weighted average diluted common shares outstanding during the first quarter 2005 or GAAP earnings per share. The impact of EITF 04-08 was excluded from the calculation of pro forma diluted earnings per share.

priceline.com Incorporated - 2005 FIRST QUARTER FINANCIAL DATA SUPPLEMENT

priceline.com Financials

Consolidated Statements of Operations

Consolidated Balance Sheets

Statistical Data

This supplement is unaudited and intended as a supplement to, and should be read in conjunction with, the Company’s audited financial statements and the notes thereto filed with the SEC on Form 10-K and unaudited quarterly financial statements filed with the SEC on Form 10-Q.  Certain data have been reclassified in order to conform historical information in manner consistent with current presentation and has not been audited in this form.  Certain presentations within this supplement are not consistent with Generally Accepted Accounting Principles.

Certain amounts may differ from reported results due to rounding.

Priceline.com Incorporated

Consolidated Statements of Operations

In thousands, except per share data

(Unaudited)

Income Statement Analysis	1Q04	2Q04	3Q04	4Q04	1Q05	1Q05 vs. 1Q04

Merchant revenues	$217,011	$249,860	$226,453	$179,669	$217,528	0%
Agency revenues	6,448	8,747	8,671	14,734	14,925	131%
Other revenues	672	782	758	565	939	40%
Total revenues	224,131	259,389	235,882	194,968	233,392	4%

Cost of merchant revenues	180,757	205,610	184,627	143,827	175,685	-3%
Cost of agency revenues	—	—	151	1,244	—	NM
Cost of other revenues	—	—	—	—	—	NM
Total costs of revenues	180,757	205,610	184,778	145,071	175,685	-3%

Gross profit	$43,374	$53,779	$51,104	$49,897	$57,707	33%

Operating expenses:
Advertising - offline	10,664	9,617	7,178	6,018	11,072	4%
Advertising - online	4,741	6,749	7,471	8,518	9,932	109%
Sales and marketing	6,706	9,096	8,711	7,577	8,208	22%
Personnel	8,341	7,895	8,162	11,176	11,222	35%
General and administrative	3,509	4,454	4,301	4,188	4,237	21%
Information technology	2,514	2,455	2,272	1,929	2,739	9%
Depreciation and amortization	2,220	2,565	3,359	5,358	5,466	146%
Restructuring reversal	—	(12)	—	—	(336)	NM

Total operating expenses	$38,695	$42,819	$41,454	$44,764	$52,540	36%

Operating income	$4,679	$10,960	$9,650	$5,133	$5,167	10%

Other income (expense):
Interest income	1,110	1,029	1,655	1,316	1,456	31%
Interest expense	(566)	(566)	(1,299)	(1,291)	(1,293)	-128%
Other	6	13	56	(6)	(654)	NM

Total other income	$550	$476	$412	$19	$(491)	-189%

Earnings before income taxes and equity in income (loss) of investees	$5,229	$11,436	$10,062	$5,152	$4,676	-11%
Income tax benefit (expense)	—	—	(67)	260	290	NM
Equity in income/(loss) of investees, net	(126)	(35)	9	(414)	26	121%
Net income	$5,103	$11,401	$10,004	$4,998	$4,992	-2%

Preferred stock dividend	(772)	—	(740)	—	(878)	-14%

Net income applicable to common stockholders	$4,331	$11,401	$9,264	$4,998	$4,114	-5%

Net income applicable to common stockholders per basic common share	$0.12	$0.30	$0.24	$0.13	$0.11	-8%

Net income applicable to common stockholders per diluted common share	$0.11	$0.29	$0.23	$0.12	$0.10	-9%

(1) Weighted average common shares:
Basic	37,588	38,076	38,684	38,775	38,863	3%
Diluted	38,905	39,932	40,279	40,449	39,764	2%
Common shares outstanding, end of period	37,696	38,748	38,801	38,860	39,241	4%

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Priceline.com Incorporated

Consolidated Balance Sheets

In thousands

(Unaudited)

	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$176,092	$156,306	$77,281	$101,270	$100,071
Restricted cash	22,384	23,502	25,968	23,572	23,855
Short-term investments	79,576	206,360	144,381	122,812	141,967
Accounts receivable, net of allowance for doubtful accounts	19,052	23,733	24,146	18,314	25,915
Prepaid expenses and other current assets	3,435	6,156	7,223	6,578	6,419

Total current assets	300,539	416,057	278,999	272,546	298,227

PROPERTY AND EQUIPMENT, net	15,692	15,474	15,899	15,827	17,672
INTANGIBLE ASSETS, net	6,814	13,570	96,651	98,908	94,195
GOODWILL	8,779	32,837	130,118	138,859	132,540
OTHER ASSETS	21,385	16,674	16,186	15,942	17,164

TOTAL ASSETS	$353,209	$494,612	$537,853	$542,082	$559,798

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$38,023	$49,380	$50,640	$40,612	$58,900
Accrued expenses	18,118	22,414	25,096	23,649	19,620
Deferred merchant bookings	—	8,867	7,398	5,641	7,950
Other current liabilities	3,127	3,340	3,512	4,475	4,047
Total current liabilities	59,268	84,001	86,646	74,377	90,517

Deferred taxes	—	—	25,310	25,668	22,624
Other long-term liabilities	435	2,029	632	692	1,573
Minority interest	—	691	4,471	4,314	4,459
Long-term debt	124,996	223,348	224,572	224,418	223,576
Total liabilities	184,699	310,069	341,631	329,469	342,749

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470	13,470	13,470	13,470

STOCKHOLDERS’ EQUITY:
Common stock	307	315	316	317	319
Treasury stock	(350,628)	(350,628)	(350,628)	(350,628)	(350,628)
Additional paid-in capital	2,056,942	2,062,613	2,063,451	2,064,224	2,071,625
Deferred compensation	(1,302)	(1,516)	(1,390)	(1,264)	(6,146)
Accumulated deficit	(1,551,113)	(1,539,712)	(1,530,448)	(1,525,447)	(1,521,333)
Accumulated other comprehensive income	834	1	1,451	11,941	9,742
Total stockholders’ equity	155,040	171,073	182,752	199,143	203,579

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$353,209	$494,612	$537,853	$542,082	$559,798

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Priceline.com Incorporated

Statistical Data

In thousands

Gross Bookings	1Q04	2Q04	3Q04	4Q04	1Q05

Merchant	$244,816	$295,718	$276,726	$217,295	$266,357
Agency	115,363	174,657	155,292	196,211	240,655
Total	$360,179	$470,375	$432,018	$413,506	$507,012

Year/Year Growth	45.5%	58.3%	43.8%	61.4%	40.8%

Units Sold	1Q04	2Q04	3Q04	4Q04	1Q05

Airline Tickets	620	819	722	641	745
Year/Year Growth	28.2%	59.8%	64.9%	60.7%	20.2%

Hotel Room-Nights	1,669	1,983	2,081	1,997	2,544
Year/Year Growth	35.2%	31.8%	26.7%	51.4%	52.5%

Rental Car Days	1,213	1,409	1,364	1,065	1,278
Year/Year Growth	83.1%	62.5%	12.3%	15.5%	5.3%

	1Q04	2Q04	3Q04	4Q04	1Q05

Revenue	$224,131	$259,389	$235,882	$194,968	$233,392
Year/Year Growth	11.8%	8.3%	-3.1%	8.2%	4.1%

Gross Profit	$43,374	$53,779	$51,104	$49,897	$57,707
Year/Year Growth	31.5%	32.8%	25.7%	56.8%	33.0%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

The gross bookings and units sold information included above reflects results from U.S. operations and Active Hotels since acquisition.

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